UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 16, 2012

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

424 R Main Street, Ridgefield, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

Letter of Intent

On May 16, 2012, Drinks Americas Holdings, Ltd. (the “Company”) executed a Letter of Intent (the “Letter of Intent”) with Worldwide Beverage Imports, LLC, a Nevada limited liability company (“Worldwide”) regarding Worldwide’s possible acquisition of approximately 1,000,000 shares of common stock of the Company in exchange for the assignment and assumption of: (i) the Contract Rights (as defined below), (ii) the Sale Rights (as defined below), (iii) the Government Licenses (as defined below); and (iv) the Lease (collectively, the “Transaction”).

At the closing of the Transaction, the Company would enter into an assignment and assumption agreement for Worldwide’s contractual rights (the “Contract Rights”) to the following products:

Beer	Spirits
Chili Devil *	Agave 99 Tequila
Crazy Pig *	Kah Tequila
Rio Bravo*	Kah Mezcal
Any and all ancillary or contingent rights to distribute brands produced by Cerveceria Mexicana, S. de R.L. de C.V.
*Brewed and bottled by Cerveceria Azteca, S. de R.L. de C.V.

At the closing of the Transaction, the Company would enter into an assignment and assumption agreement for Worldwide’s contractual rights to sell (the “Sale Rights”), in California, all of the products related to the Contract Rights.

At the closing of the Transaction, the Company would enter into an assignment and assumption agreement for Worldwide’s federal and state import licenses (the “Government Licenses”) to the following products:

Federal	State
DOT ATTB Basic Permit	CA Board of Equalization Seller’s Permit
CA Beer and Wine Importer
CA Distilled Spirits Importer
CA Distilled Spirits Importer’s General
CA Beer and Wine Wholesaler
CA Distilled Spirits Wholesaler
NV Certificate of Compliance

At the closing of the Transaction, the Company would enter into an assignment and assumption agreement for Worldwide’s rights and obligations under a 10 year lease (the “Lease”) for the warehouse located at 4101 Whiteside Street, Los Angeles, CA 90063.

The final terms and conditions of the Transaction are being negotiated and will be determined in a definitive agreement. No assurances can be provided that a definitive agreement will be executed.  Execution of a definitive agreement is subject to, among other things, the grant to the Company of a thirty day right of first refusal to purchase the assets of Fabrica de Tequilas Finos, S.A. de C.V. and Cerveceria Azteca, S. de R.L. de C.V., which right of first refusal shall expire twelve months from the date of the contemplated definitive agreement.

On May 31, 2012, the Company issued a press release announcing the Letter of Intent, which press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                              Description

99.1	Press Release dated May 31, 2012

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 31, 2012

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO